UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

ANEBULO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40388	85-1170950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Ranch Road 620 South, Suite 201 Lakeway, Texas	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 598-0931

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANEB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Anebulo Pharmaceuticals, Inc.

December 31, 2021

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, Simon Allen was appointed to be our Chief Executive Officer and elected a member of our Board of Directors, both to be effective on February 1, 2022. Daniel Schneeberger, M.D. resigned such positions in order to bring in Mr. Allen.

Simon Allen, age 52, previously served as the Chief Business Officer at Ambrx Biopharma, Inc., a publicly-traded engineered precision biologics company developing antibody-drug conjugate and immune-oncology conjugate candidates for breast cancer, gastric cancer and other solid tumors, since March 2019 and from March 2011 to January 2015, and was an advisor and consultant to that company from September 2010 to February 2011. He was the Chief Executive Officer at CohBar Inc., a publicly-traded clinical stage biotechnology company focused on the research and development of mitochondria based therapeutics for the treatment of chronic and age-related diseases, from March 2016 to December 2018. Mr. Allen was a consultant to Solstice Biologics, a biotechnology company focused on nucleic acid therapeutics, from February 2015 to February 2016. He served in a variety of senior positions at Kalypsys, Inc. from April 2008 to June 2010, culminating in his role as Chief Executive Officer. Mr. Allen previously served as the Chief Commercial Officer of CovX from 2006 to 2008 and as the Vice President, Business and Corporate Development of Nuvelo Inc. from 2004 to 2006. He held business development and analyst roles at SkyePharma PLC, Corixa Corporation (formerly Coulter Pharmaceuticals) and Burdett, Buckeridge and Young. Mr. Allen graduated from the University of Sydney, Australia with a B.Sc. degree in Biochemistry and Genetics and earned his M.B.A. from the Australian Graduate School of Management.

Mr. Allen’s 30 years of industry experience as a biotechnology executive and track record of creating value by building clinical stage companies make him well qualified to be a director of our company.

With Mr. Allen’s appointment effective as of February 1, 2022, we entered into an employment agreement which sets forth the terms and conditions of his at-will employment with our company. Pursuant to the employment agreement, Mr. Allen has agreed to devote a substantial and primary portion of his working time and efforts to our business and affairs as our Chief Executive Officer. The employment agreement provides that Mr. Allen will receive a base salary during the term of his employment at an annual rate of $450,000.

As part of Mr. Allen’s compensation under his employment agreement, we agreed to issue stock options to Mr. Allen under our 2020 Stock Incentive Plan to purchase a total of 625,000 shares of our common stock at an exercise price of $6.21 per share (which is equal to the closing share price on the date the employment agreement was executed), vesting in 16 equal quarterly installments of 39,062.50 shares over a four-year period from April 1, 2022 through January 1, 2026, provided Mr. Allen is employed with us on the respective vesting date. Upon the closing of a Board approved sale of our company, all of the unvested stock options will immediately vest provided that Mr. Allen was employed with us on the date of the Board approval of the sale.

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Additionally, we agreed to pay Mr. Allen a cash bonus of $1.5 million in the event of a Board approved sale of our company for a sale price equal to or greater than $500 million, provided that Mr. Allen was employed with us on the date of the Board approval of the sale.

The employment agreement provides for termination by us upon death or disability of Mr. Allen, defined as his inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months as determined by a physician jointly selected by us and him, or for Cause, which includes (i) his willful failure to substantially perform his duties, (ii) his willful failure to carry out, or comply with, in any material respect any lawful directive of our Board, (iii) his commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest or imposition of probation for any felony or crime involving moral turpitude, (iv) his unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities, (v) his commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, conversion of assets or breach of fiduciary duty, or (vi) his material breach of the employment agreement (including any breach of the restrictive covenants.

Mr. Allen may also resign from our employment for Good Reason or without Good Reason, which is defined as (i) a material diminution in his authority, duties or responsibilities, (ii) a material diminution in his annual base compensation, (iii) a material change in the geographic location at which he must perform his services that requires him to relocate his residence or (iv) any other action or inaction that constitutes a material breach of the employment agreement which, in each case, continues beyond 30 days after Mr. Allen has provided us written notice that he believes in good faith that such condition giving rise to such claim of Good Reason has occurred. In the event the employment agreement is terminated by us without Cause or upon his resignation for Good Reason, he will be entitled to a severance payment equal to nine months of his annual base compensation plus reimbursement for COBRA premiums for a maximum of 12 months.

The employment agreement contains covenants (a) restricting Mr. Allen from engaging in any activities competitive with our business during the term of his employment agreement and one year thereafter, and from soliciting our company’s employees, customers and other business relationships for one year after the termination of the agreement, (b) prohibiting him from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by him and relating to our business constitutes our sole and exclusive property.

Other than as described above, there are no related party transactions between our company and Mr. Allen, and Mr. Allen is not related to any existing member of our Board or any executive officer of our company. There is no arrangement or understanding between Mr. Allen and any other persons or entities pursuant to which Mr. Allen was appointed as our Chief Executive Officer or elected as a member of our Board of Directors.

On December 31, 2021, Daniel Schneeberger, M.D. advised us of his resignation as Chief Executive Officer of our company and from our Board of Directors, to be effective on February 1, 2022. Dr. Schneeberger’s resignation was not in connection with any disagreement relating to our operations, policies or practices.

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Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Employment Agreement, effective as of February 1, 2022, between Anebulo Pharmaceuticals, Inc. and Simon Allen.

99.1	Press Release issued by Anebulo Pharmaceuticals, Inc. on January 4, 2022.

104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Dated: January 5, 2022	By:	/s/ Rex Merchant
	Name:	Rex Merchant
	Title:	Chief Financial Officer

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